EXHIBIT 32
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Quarterly Report on Form 10-Q
for the Quarter Ended July 31, 2006
of Urstadt Biddle Properties Inc.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18, United  States Code), each of the undersigned officers of Urstadt Biddle Properties Inc., a Maryland corporation (the “Company”), does  hereby certify, to the best of such officer’s knowledge, that:

1.
The Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2006 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	September 8, 2006	/s/ Charles J. Urstadt
Charles J. Urstadt
Chairman and Chief Executive Officer

Dated:	September 8, 2006	/s/ James R. Moore
James R. Moore
Executive Vice President and Chief Financial Officer

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002  and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.